UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2026

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215		16-1387862
(Commission File Number)		(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus, NJ		07094
(Address of principal executive offices)		(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 9, 2026, the Board of Directors (the “Board”) of Quest Diagnostics Incorporated (the “Company”), after considering the recommendation of the Board's Governance Committee, elected Timothy Wentworth, former chief executive officer of Walgreens Boots Alliance, as a director. The Board appointed Mr. Wentworth to serve on the Board’s Compensation and Leadership Development Committee and the Board’s Quality and Compliance Committee.

The Board determined that Mr. Wentworth is an independent director pursuant to the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its corporate governance guidelines.

Mr. Wentworth will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices. As part of that compensation, Mr. Wentworth received a prorated one-time grant of restricted share units valued at approximately $43,000 upon becoming a member of the Company’s Board.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Mr. Wentworth as a director of the Board is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated March 12, 2026.

104	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2026

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sean D. Mersten
Vice President and Corporate Secretary